Exhibit 10.6

AMENDMENT TO

SUBSCRIPTION AGREEMENT

THIS AMENDMENT (the “Amendment”), dated as of May 27, 2016, being executed and delivered by and between BTCS Inc. (formerly Bitcoin Shop, Inc.), a Nevada corporation (“BTCS”), and the undersigned Subscribers (the “Subscribers”) in order to amend that certain Subscription Agreement by and between BTCS and Subscribers dated on or around April 20, 2015 (the “Subscription Agreement”).

RECITALS

Section 7(i) of the Subscription Agreement requires that the Subscription Agreement may only be amended by a writing signed by both (a) the Company and (b) the Subscribers in the Offering holding 75% of the Units issued in the Offering then held. The undersigned Subscribers represent the Subscribers holding at least 75% of the Units issued in the Offering currently outstanding.

The parties to this Amendment wish to amend certain terms of the Subscription Agreement as further set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the sufficiency, mutuality and adequacy of which are hereby acknowledged, subject to the execution by all Subscribers representing at least 75% of the Units issued in the Offering currently outstanding, the parties hereto hereby agree as follows:

1. Amendment of the Subscription Agreement. Section 2(d) of the Subscription Agreement shall be deleted in its entirety and replaced with the following:

“(d) Favored Nations Provision. For a period of two (2) years from the Closing Date, other than in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity which holders of such securities or debt are not at any time granted registration rights equal to or greater than those granted to the Subscribers, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not primarily for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights equal to or greater than those granted to the Subscribers, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, and directors, pursuant to plans that have been approved by a majority of the stockholders and a majority of the independent members of the board of directors of the Company or in existence as such plans are constituted on the date of this Agreement, (iv) the Company’s issuance of securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement on the terms in effect on the Closing Date, (v) an issuance by the Company of securities resulting from the exercise of Warrants or conversion of the Shares, (vi) the Company’s issuance of up to 450,000 shares of Common Stock to its advisors pursuant the independent contractor agreements dated October 1, 2014, and (vii) any and all securities required to be assumed by the Company by the terms thereof as a result of any of the foregoing even if issued by a predecessor acquired in connection with a business combination, merger or share exchange (collectively, the foregoing (i) through (vii) are “Excepted Issuances”), if at any time the Company shall issue any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity (including issuances to service providers or consultants) at a price per share or conversion or exercise price per share which shall be less than $0.30 per share, being the per share price of the Shares hereunder (disregarding any value attributable to the Warrants) or as in effect at such time, (the “Lower Price Issuance”), then the Company shall issue, subject to the Adjustment Limitation, to the Subscribers such number of additional Units to reflect such lower price for the Shares such that the Subscribers shall hold such number of Units, in total, had Subscribers paid a per Unit price equal to the Lower Price Issuance; provided further the Company shall lower the Warrant exercise price to the price that is the product of: (i) one hundred and twenty five percent (125%), and (ii) the issuance price of the Lower Price Issuance. Common Stock issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.001 per share of Common Stock. The rights of Subscribers set forth in this Section 2 are in addition to any other rights the Subscribers have pursuant to this Agreement, or the Warrants, and any other agreement referred to or entered into in connection herewith or to which Subscribers and Company are parties. The Company shall be required to make one or many adjustments with respect to a Lower Price Issuance provided that the provisions of this Section 2(d) remain in full force and effect. For purposes of this Section 2(d), all parties to this Agreement agree that the “Adjustment Limitation” limits the number of additional Units issuable to a Subscriber pursuant to this Section 2(d) to that number of additional Units that would result in that Subscriber’s beneficial ownership, along will all other shares of Common Stock beneficially owned by that Subscriber, to exceed 4.99% of the outstanding shares of Common Stock and that the Warrant underlying such additional Units shall contain similar beneficial ownership limitations on the exercise of such underlying Warrant.”

2. Entitlements Under Section 2(d) As Amended. On execution of this Amendment, any and all remedies to which the Subscribers may be entitled under Section 2(d), prior to this Amendment shall be subject to, limited by and solely in accordance with Section 2(d) as amended by this Amendment.

3. Consideration for Amendment. On execution of this Amendment, the Company agrees to pay, on a pro-rata basis to all subscribers that purchased Units in the Offering, and in proportion to the respective Units purchased by each subscriber, pursuant to the Subscription Agreement, an aggregate $250,000 (“Payment”) upon the occurrence of the following events and in the amounts and on payment dates set forth in connection with such events:

(i)	in the event of a closing of any one or more equity or debt financing resulting in aggregate gross proceeds from the date of this Amendment of $350,000 or less, a payment towards the then-remaining Payment equal to ten-percent (10%) of such gross proceeds shall be made within three (3) business days of the closing of any such equity or debt financing;

(ii)	in the event of a closing of any one or more equity or debt financing resulting in aggregate gross proceeds from the date of this Amendment of $350,000 or more but less than $1,000,000, a payment towards the then-remaining Payment equal to twenty-percent (20%) of such gross proceeds shall be made within three (3) business days of the closing of any such equity or debt financing;

(iii)	at any of the Company’s fiscal-year-ends payment will be made in the amount of available cash prior to any payments of bonuses payable to Mr. Allen, the Company’s CEO, CFO and Chairman, and Mr. Handerhan, the Company’s COO, Secretary and Director (collectively the “Officers”); and

(iv)	upon closing of any one or more equity or debt financing resulting in aggregate gross proceeds from the date of this Amendment of $1,000,000 or more, a payment of all then-remaining Payment within three (3) business days of the closing of any such equity or debt financing.

Notwithstanding anything contrary herein, the Company agrees that it shall not, and each Officer agrees to cause the Company not to, (i) pay each of the Officers cash compensation, whether in base salary or bonus, in excess of $50,000 per year until such time as the Payment has been fully satisfied, at which time any accrued and unpaid salaries or bonuses in excess of $50,000 per year per Officer may be made in full or (ii) distribute or otherwise use the proceeds of any debt or equity financing until the payments required by this Section 3 have been made.

4. No Other Effect on the Subscription Agreement. The Subscription Agreement remains in full force and effect, except as amended by this Amendment.

5. Miscellaneous.

(a) Captions; Certain Definitions. Titles and captions of or in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions. All capitalized terms not otherwise defined herein shall have the meaning therefor, as set forth in the Subscription Agreement.

(b) Controlling Law. This Amendment is governed by, and shall be construed and enforced in accordance with the laws of the State of New York (except the laws of that jurisdiction that would render such choice of laws ineffective).

(c) Counterparts. This Amendment may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts. This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Amendment and attached to another copy in order to form one or more counterparts.

(Signature Pages Follow)

IN WITNESS WHEREOF, this Amendment has been executed and delivered by BTCS and Subscribers as of the date first set forth above.

BTCS:	BTCS INC.

By:
Name:
Title:

Officers:

SUBSCRIBERS:

Name:
No. of Units:

Name:
No. of Units:

Name:
No. of Units:

Name:
No. of Units:

Name:
No. of Units: